UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2025

AXIS CAPITAL HOLDINGS LIMITED
(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
92 Pitts Bay Road
Pembroke, Bermuda HM 08
(Address of principal executive offices, including zip code)
(441) 496-2600
(Registrant’s telephone number, including area code)
Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, par value $0.0125 per share	AXS	New York Stock Exchange
Depositary shares, each representing a 1/100th interest in a 5.50% Series E preferred share	AXS PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 14, 2025, AXIS Capital Holdings Limited (the “Company”) announced that Matthew Kirk will assume the position of Chief Financial Officer of the Company, effective March 31, 2026, succeeding Peter Vogt.

Mr. Kirk will join the Company in the fourth quarter of 2025, initially serving as a special advisor to the Chief Executive Officer. Following Mr. Kirk’s appointment in March 2026, Peter Vogt will provide strategic advisory services to the Company until December 31, 2026, timed to the completion of his employment agreement.

Mr. Kirk, age 51, joins the Company from Enstar Group Limited (“Enstar”), where he has served as Chief Financial Officer since March 2023 and was responsible for Enstar’s global finance functions. Previously, from April 2020 to February 2023, he served as Group Treasurer of Enstar where he was responsible for treasury, capital management, and investor relations. Prior to joining Enstar, Mr. Kirk held executive leadership roles at Sirius International Insurance Group, including Group Treasurer and President and Managing Director of Sirius Investment Advisors. He began his career at Arthur Andersen, where he served as an Assurance and Business Advisory Manager. Mr. Kirk is a certified public accountant (inactive) and holds an MBA from Columbia University and a Bachelor of Science degree from the University of Delaware.

In connection with his appointment as Chief Financial Officer of the Company, AXIS Specialty U.S. Services, Inc. entered into an offer letter (the “Offer Letter”) with Mr. Kirk. Pursuant to the Offer Letter, Mr. Kirk will receive an annual base salary of $750,000 and will be eligible to participate in the Company’s non-equity incentive plan, with a target incentive opportunity equal to 130% of his base salary. Mr. Kirk will also receive a buyout award of $1,060,000, payable within his first month of employment, which is subject to forfeiture if he voluntarily terminates his employment with the Company for any reason or he is involuntarily terminated for cause within his first year. In addition, Mr. Kirk will be granted a sign-on equity award of restricted stock units with a grant date fair value of $585,000, which will vest pro rata over a three-year period. He will also be eligible to participate in the Company’s 2017 Long Term Equity Compensation Plan, with an annual target equity award valued at $1,650,000. Mr. Kirk will be eligible to receive severance benefits in accordance with the Company’s Executive Severance Plan and to participate in the employee benefit plans customarily made available to the Company’s executive officers.

There are no arrangements or understandings between Mr. Kirk and any other persons pursuant to which he will be appointed the Company’s Chief Financial Officer. There are no family relationships between Mr. Kirk and any director or executive officer of the Company, and he is not a party to any transaction that is required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.
On August 14, 2025, the Company issued a press release announcing the Chief Financial Officer transition. The press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Document
99.1	Press release dated August 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 14, 2025

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ G. Christina Gray-Trefry
G. Christina Gray-Trefry
General Counsel and Secretary